SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant   ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐    Preliminary Proxy Statement

☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒    Definitive Proxy Statement

☐    Definitive Additional Materials

☐    Soliciting Material pursuant to §240.14a-12

Ottawa Savings Bancorp, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1.	Title of each class of securities to which transaction applies:

N/A

2.	Aggregate number of securities to which transaction applies:

N/A

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

N/A

4.	Proposed maximum aggregate value of transaction:

N/A

5.	Total fee paid:

N/A

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.	Amount Previously Paid:

N/A

2.	Form, Schedule or Registration Statement No.:

N/A

3.	Filing Party:

N/A

4.	Date Filed:

N/A

April 15, 2011

Dear Shareholder:

You are cordially invited to attend the annual meeting of shareholders of Ottawa Savings Bancorp, Inc. We will hold the meeting at the Company’s Offices, 925 LaSalle Street, Ottawa, Illinois, on Wednesday, May 18, 2011 at 2:00 p.m., local time.

The notice of annual meeting and proxy statement appearing on the following pages describe the formal business to be transacted at the meeting. During the meeting, we will also report on the operations of the Company. Directors and officers of the Company, as well as a representative of McGladrey & Pullen, LLP, the Company’s independent registered public accounting firm, will be present to respond to appropriate questions of shareholders.

It is important that your shares are represented at this meeting, whether or not you attend the meeting in person and regardless of the number of shares you own. To make sure your shares are represented, we urge you to complete and mail the enclosed proxy card. If you attend the meeting, you may vote in person even if you have previously mailed a proxy card.

We look forward to seeing you at the meeting.

Sincerely,

Jon Kranov President and Chief Executive Officer

925 LaSalle Street

Ottawa, Illinois 61350

(815) 433-2525

NOTICE OF 2011 ANNUAL MEETING OF SHAREHOLDERS

TIME AND DATE	2:00 p.m., local time, on Wednesday, May 18, 2011.

PLACE	Offices of the Company, 925 LaSalle Street, Ottawa, Illinois 61350.

ITEMS OF BUSINESS	(1) To elect one director to serve for a term of three years;

(2) To ratify the selection of McGladrey & Pullen, LLP as our independent registered public accounting firm for fiscal year 2011; and

(3) To transact such other business as may properly come before the meeting and any adjournment or postponement of the meeting.

RECORD DATE	To vote, you must have been a shareholder at the close of business on March 30, 2011.

PROXY VOTING	It is important that your shares be represented and voted at the meeting. You can vote your shares by completing and returning the proxy card or voting instruction card sent to you. Voting instructions are printed on your proxy or voting instruction card and included in the accompanying proxy statement. You can revoke a proxy at any time before its exercise at the meeting by following the instructions in the proxy statement.

BY ORDER OF THE BOARD OF DIRECTORS

JuleAnn Leamy Corporate Secretary

Ottawa, Illinois

April 15, 2011

Note:	Whether or not you plan to attend the annual meeting, please vote by marking, signing, dating and promptly returning the enclosed proxy card or voting instruction card.

OTTAWA SAVINGS BANCORP, INC.

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Ottawa Savings Bancorp, Inc. (“Ottawa Savings Bancorp” or the “Company”) to be used at the annual meeting of shareholders of the Company. The Company is the holding company for Ottawa Savings Bank (the “Bank”) and the majority-owned subsidiary of Ottawa Savings Bancorp MHC (the “MHC”). The annual meeting will be held at 925 LaSalle Street, Ottawa, Illinois on Wednesday, May 18, 2011 at 2:00 p.m., local time. This proxy statement and the enclosed proxy card are being first mailed to shareholders on or about April 15, 2011.

Important Notice Regarding the Availability of Proxy Materials for

the Shareholders Meeting to be held on May 18, 2011

The Proxy Statement and Annual Report to Shareholders are available at http://www.RRDEZProxy.com/2011/OttawaSavingsBancorp.

Voting and Proxy Procedure

Who Can Vote at the Meeting

You are entitled to vote your shares of Ottawa Savings Bancorp common stock if the records of the Company show that you held your shares as of the close of business on March 30, 2011. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by your broker, bank or nominee. As the beneficial owner, you have the right to direct your broker on how to vote your shares. Your broker, bank or nominee has enclosed a voting instruction form for you to use in directing it on how to vote your shares.

As of the close of business on March 30, 2011, 2,119,673 shares of Ottawa Savings Bancorp common stock were outstanding and entitled to vote. Each share of common stock has one vote. The Company’s Charter provides that, until July 11, 2011, record owners of the Company’s common stock (other than Ottawa Savings Bancorp MHC) who beneficially own, either directly or indirectly, in excess of 10% of the Company’s outstanding shares are not entitled to any vote in respect of the shares held in excess of that 10% limit.

Attending the Meeting

If you are a shareholder as of the close of business on March 30, 2011, you may attend the meeting. However, if you hold your shares in street name, you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or letter from a bank, broker or other nominee are examples of proof of ownership. If you want to vote your shares of Ottawa Savings Bancorp common stock held in street name in person at the meeting, you will need a written proxy in your name from the broker, bank or other nominee who holds your shares.

Vote By Ottawa Savings Bancorp MHC

Ottawa Savings Bancorp MHC, the mutual holding company for the Company, owned 57.7% of the outstanding shares of common stock of the Company as of March 30, 2011. All shares of common stock owned by Ottawa Savings Bancorp MHC will be voted in accordance with the instructions of the Board of Directors of Ottawa Savings Bancorp MHC, the members of which are identical to the members of the Board of Directors of the Company. Ottawa Savings Bancorp MHC is expected to vote such shares “FOR” the nominee for election as a director and “FOR” ratification of the appointment of McGladrey & Pullen, LLP as the Company’s independent registered public accounting firm.

Vote Required

The annual meeting will be held only if there is a quorum. A majority of the outstanding shares of Ottawa Savings Bancorp common stock entitled to vote, represented in person or by proxy, constitutes a quorum. If you return valid proxy instructions or attend the meeting in person, your shares will be counted for purposes of determining whether there is a quorum, even if you abstain from voting. Broker non-votes also will be counted for purposes of determining the existence of a quorum. A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker, bank or other nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

In voting on the election of directors, you may vote in favor of the nominees or withhold votes as to the nominees. There is no cumulative voting for the election of directors. Directors are elected by a plurality of the votes cast at the annual meeting. “Plurality” means that the nominees receiving the largest number of votes cast will be elected up to the maximum number of directors to be elected at the annual meeting. The maximum number of directors to be elected at the annual meeting is one. In the election of directors, votes that are withheld will have no effect on the outcome of the election.

In voting to ratify the appointment of McGladrey & Pullen, LLP as the Company’s independent registered public accounting firm, you may vote in favor of the proposal, against the proposal or abstain from voting. To be approved, this matter requires the affirmative vote of a majority of the votes represented at the annual meeting and entitled to vote. In counting votes on the proposal to ratify the appointment of the independent registered public accounting firm, abstentions will have the same effect as a negative vote while broker non-votes will have no impact on the outcome of the proposal.

Because Ottawa Savings Bancorp MHC owns in excess of 50% of the outstanding shares of Company common stock, the votes it casts will ensure the presence of a quorum and determine the outcome of Proposal 1 (Election of Directors) and Proposal 2 (Ratification of Independent Registered Public Accounting Firm).

Effect of Not Casting Your Vote

If you hold your shares in street name it is critical that you cast your vote if you want it to count in the election of Directors (Proposal 1 of this Proxy Statement). In the past, if you held your shares in street name and you did not indicate how you wanted your shares voted in the election of Directors, your bank or broker was allowed to vote those shares on your behalf in the election of Directors as they felt appropriate.

Recent changes in regulation were made to take away the ability of your bank or broker to vote your uninstructed shares in the election of Directors on a discretionary basis. Thus, if you hold your shares in street name and you do not instruct your bank or broker how to vote in the election of Directors, no votes will be cast on your behalf. Your bank or broker will, however, continue to have discretion to vote any uninstructed shares on the ratification of the appointment of the Company’s independent registered public accounting firm (Proposal 2 of this Proxy Statement). If you are a shareholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the Annual Meeting.

Voting by Proxy

This proxy statement is being sent to you by the Board of Directors of the Company to request that you allow your shares of the Company common stock to be represented at the annual meeting by the persons named in the enclosed proxy card. All shares of Company common stock represented at the meeting by properly executed and dated proxies will be voted according to the instructions indicated on the proxy card. If you sign, date and return a proxy card without giving voting instructions, your shares will be voted as recommended by the Company’s Board of Directors. The Board of Directors recommends that you vote “FOR” the nominee for director and “FOR” ratification of the appointment of McGladrey & Pullen, LLP as the Company’s independent registered public accounting firm.

If any matter not described in this proxy statement is properly presented at the annual meeting, the persons named in the proxy card will use their judgment to determine how to vote your shares. This includes a motion to adjourn or postpone the meeting to solicit additional proxies. If the annual meeting is postponed or adjourned, your shares of Ottawa Savings Bancorp common stock may also be voted by the persons named in the proxy card on the new meeting date, unless you have revoked your proxy. The Company does not know of any other matters to be presented at the meeting.

You may revoke your proxy at any time before the vote is taken at the meeting. To revoke your proxy, you must either advise the Corporate Secretary of the Company in writing before your Company common stock has been voted at the annual meeting, deliver a later-dated valid proxy or attend the meeting and vote your shares in person. Attendance at the annual meeting will not in itself constitute revocation of your proxy.

If your Ottawa Savings Bancorp common stock is held in street name, you will receive instructions from your broker, bank or other nominee that you must follow to have your shares voted. Your broker, bank or other nominee may allow you to deliver your voting instructions by telephone or by the Internet. Please see the instruction form provided by your broker, bank or other nominee that accompanies this proxy statement. If you wish to change your voting instructions after you have returned your voting instruction form to your broker, bank or other nominee, you must contact your broker, bank or other nominee.

Participants in the Bank’s ESOP and 401(k) Plan

If you participate in the Ottawa Savings Bank Employee Stock Ownership Plan (the “ESOP”) or if you hold shares through the Ottawa Savings Bank Employees’ Savings and Profit Sharing Plan (the “401(k) Plan”), you will receive a voting instruction card for each plan that reflects all shares you may vote under the plan. Under the terms of the ESOP, the ESOP trustee votes all shares held by the ESOP, but each ESOP participant may direct the trustee how to vote the shares of common stock allocated to his or her account. The ESOP trustee, subject to the exercise of its fiduciary duties, will vote all unallocated shares of Company common stock held by the ESOP and allocated shares for which it does not receive timely voting instructions in the same proportion as shares for which it has received timely voting instructions. Under the terms of the 401(k) Plan, a participant may direct the trustee how to vote the shares of Ottawa Savings Bancorp common stock credited to his or her account in the 401(k) Plan. The trustee will vote all shares for which it does not receive timely instructions in the same proportion as shares for which it has received timely instructions. The deadline for returning your voting instructions to each plan’s trustee is May 11, 2011.

Corporate Governance

General

The Company periodically reviews its corporate governance policies and procedures to ensure that the Company meets the highest standards of ethical conduct, reports results with accuracy and transparency and maintains full compliance with the laws, rules and regulations that govern the Company’s operations. As part of this periodic corporate governance review, the Board of Directors reviews and adopts best corporate governance policies and practices for the Company.

Corporate Governance Policies and Procedures

The Company has adopted a corporate governance policy to govern certain activities including:

(1)	the duties and responsibilities of each director;

(2)	the composition, duties and responsibilities and operation of the Board of Directors;

(3)	the selection of Chairman and President;

(4)	the establishment and operation of board committees;

(5)	succession planning;

(6)	convening executive sessions of independent directors;

(7)	the Board of Directors’ interaction with management and third parties;

(8)	the distribution of board materials in advance of meetings;

(9)	review of director compensation;

(10)	the evaluation of the performance of the Board of Directors and of the chief executive officer; and

(11)	the orientation of new directors and continuing education.

Code of Ethics and Business Conduct

The Company has adopted a Code of Ethics and Business Conduct that is designed to ensure that the Company’s directors, executive officers and employees meet the highest standards of ethical conduct. The Code of Ethics and Business Conduct requires that the Company’s directors, executive officers and employees avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in the Company’s best interest. Under the terms of the Code of Ethics and Business Conduct, directors, executive officers and employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Code.

As a mechanism to encourage compliance with the Code of Ethics and Business Conduct, the Company has established procedures to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters. These procedures ensure that individuals may submit concerns regarding questionable accounting or auditing matters in a confidential and anonymous manner. The Code of Ethics and Business Conduct also prohibits the Company from retaliating against any director, executive officer or employee who reports actual or apparent violations of the Code.

Meetings and Committees of the Board of Directors

The Company conducts business through meetings of its Board of Directors and its committees. The Company’s Board of Directors held 13 regular meetings during the fiscal year ended December 31, 2010. No director attended fewer than 75% of the total meetings of the Company’s Board of Directors and committees on which such director served.

The following table identifies our standing committees and their members as of December 31, 2010. All members of each committee are independent in accordance with the listing standards of the Nasdaq Stock Market, Inc.

Director	Audit Committee		Nominating and Corporate Governance Committee		Compensation Committee
James A. Ferrero	X	*	X	*	X
Keith Johnson	X				X	*
Arthur C. Mueller	X		X		X
Jon Kranov
Daniel J. Reynolds	X		X		X

Number of Meetings in 2010	6		1		6

*	Chairman

Audit Committee. The Audit Committee meets periodically with the independent registered public accounting firm and management to review accounting, auditing, internal control structure and financial reporting matters. The board of directors has determined that James Ferrero is an “audit committee financial expert,” as such term is defined by the rules and regulations of the Securities and Exchange Commission. Mr. Ferrero is independent under the listing standards of the Nasdaq Stock Market. The Audit Committee acts under a written charter, a copy of which is available on the Company’s website at www.ottawasavings.com. The report of the Audit Committee appears in this proxy statement under the heading “Proposal 2 — Ratification of Independent Registered Public Accounting Firm—Audit Committee Report.”

Compensation Committee. The Compensation Committee is responsible for human resource policies, salaries and benefits, incentive compensation, executive development and management succession planning. It also handles policies relating to nondiscriminatory employment practices, including those related to hiring, compensation and promotion. The Compensation Committee reviews all compensation components for the Company’s President and Chief Executive Officer including annual salary, bonus, stock options, and other direct and indirect benefits, as well as reviews the Company’s executive and employee compensation programs, and director compensation. The Committee considers the performance of the Company, shareholder return, competitive market values, and the compensation given to the President and Chief Executive Officer over recent years when determining appropriate compensation for the President and Chief Executive Officer. In setting executive compensation, the Committee ensures that a significant portion of compensation is connected to the long-term interest of shareholders. In its oversight of employee compensation programs, prior to making its recommendation to the Board, the Committee reviews recommendations from the President and Chief Executive Officer and Human Resources Manager. The Committee has the authority to retain, compensate and terminate any independent compensation consultant of its choosing. In fiscal 2010, the Committee engaged Dullnig Compensation Consultants, an independent compensation consultant, for advice on appropriate salary levels for the named executive officers. Decisions by the Compensation Committee with respect to the compensation levels are approved by the full Board of Directors. The Compensation Committee acts under a written charter, a copy of which was included as Appendix A to the 2010 proxy statement. A copy of the Compensation Committee charter is not available on the Company’s website.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is responsible for the annual selection of the Board of Directors’ nominees for election as directors and developing and implementing policies and practices relating to corporate governance, including implementation of and monitoring adherence to Ottawa Savings Bancorp’s corporate governance policy. The Nominating and Corporate Governance Committee acts under a written charter adopted by the Board of Directors, a copy of which was included as Appendix B to the 2010 proxy statement. A copy of the Nominating and Corporate Governance Committee charter is not available on the Company’s website.

Minimum Qualifications. The Nominating and Corporate Governance Committee has adopted a set of criteria that it considers when it selects individuals to be nominated for election to the Board of Directors. First, a candidate must meet the eligibility requirements set forth in the Company’s Bylaws, which include an age limitation, a stock ownership requirement and a requirement that the candidate not have been subject to certain criminal or regulatory actions. A candidate also must meet any qualification requirements set forth in any Board or committee governing documents.

The Nominating and Corporate Governance Committee will consider the following criteria in selecting nominees: contributions to the range of talent, skill and expertise appropriate for the Board; financial, regulatory and business experience; knowledge of the banking and financial services industries; familiarity with the operations of public companies and ability to read and understand financial statements; familiarity with the Company’s market area and participation in and ties to local businesses and local civic, charitable and religious organizations; personal and professional integrity, honesty and reputation; ability to represent the best interests of the shareholders of the Company and the best interests of the institution; ability to devote sufficient time and energy to the performance of his or her duties; independence; current equity holdings in the Company; and any other factors the Nominating and Corporate Governance Committee deems relevant, including age, diversity, size of the Board of Directors and regulatory disclosure obligations. In its consideration of diversity, the Nominating and Corporate Governance Committee seeks to create a Board that is strong in its collective knowledge and that has a diverse set of skills and experience with respect to management and leadership, vision and strategy, accounting and finance, business operations and judgment, industry knowledge and corporate governance.

In addition, prior to nominating an existing director for re-election to the Board of Directors, the Nominating and Corporate Governance Committee will consider and review an existing director’s Board and Committee attendance and performance; length of Board service; experience, skills and contributions that the existing director brings to the Board; and independence.

Director Nomination Process. The process that the Nominating and Corporate Governance Committee follows when it identifies and evaluates individuals to be nominated for election to the Board of Directors is as follows:

For purposes of identifying nominees for the Board of Directors, the Nominating and Corporate Governance Committee relies on personal contacts of the committee members and other members of the Board of Directors, as well as their knowledge of members of the communities served by the Bank. The Nominating and Corporate Governance Committee also will consider director candidates recommended by shareholders in accordance with the policy and procedures set forth below. The Nominating and Corporate Governance Committee has not previously used an independent search firm to identify nominees.

In evaluating potential nominees, the Nominating and Corporate Governance Committee determines whether the candidate is eligible and qualified for service on the Board of Directors by evaluating the candidate under the selection criteria set forth above. In addition, the Nominating and Corporate Governance Committee will conduct a check of the individual’s background and interview the candidate to further assess the qualities of the prospective nominee and the contributions he or she would make to the Board.

Consideration of Recommendations by Shareholders. It is the policy of the Nominating and Corporate Governance Committee of the Board of Directors of the Company to consider director candidates recommended by shareholders who appear to be qualified to serve on the Company’s Board of Directors. The Nominating and Corporate Governance Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board of Directors and the Nominating and Corporate Governance Committee does not perceive a need to increase the size of the Board of Directors. In order to avoid the unnecessary use of the Nominating and Corporate Governance Committee’s resources, the Nominating and Corporate Governance Committee will consider only those director candidates recommended in accordance with the procedures set forth below.

Procedures to be Followed by Shareholders. To submit a recommendation of a director candidate to the Nominating and Corporate Governance Committee, a shareholder should submit the following information in writing, addressed to the Chairman of the Nominating and Corporate Governance Committee, care of the Corporate Secretary, at the main office of the Company:

1.	The name of the person recommended as a director candidate;

2.	All information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended;

3.	The written consent of the person being recommended as a director candidate to being named in the proxy statement as a nominee and to serving as a director if elected;

4.	As to the shareholder making the recommendation, the name and address, as they appear on the Company’s books, of such shareholder; provided, however, that if the shareholder is not a registered holder of the Company’s common stock, the shareholder should submit his or her name and address along with a current written statement from the record holder of the shares that reflects ownership of the Company’s common stock; and

5.	A statement disclosing whether such shareholder is acting with or on behalf of any other person and, if applicable, the identity of such person.

In order for a director candidate to be considered for nomination at the Company’s annual meeting of shareholders, the recommendation must be received by the Nominating and Corporate Governance Committee at least 120 calendar days prior to the date the Company’s proxy statement was released to shareholders in connection with the previous year’s annual meeting, advanced by one year.

Board Leadership Structure and Risk Oversight

The positions of Chairman of the Board and Chief Executive Officer of the Company are each held by Jon Kranov. The Chairman of the Board has no greater nor lesser vote on matters considered by the Board than any other director, and the Chairman does not vote on any related party transaction. All directors of the Company, including the Chairman, are bound by fiduciary obligations, imposed by law, to serve the best interests of the stockholders. The Board’s decision regarding how to structure its leadership is based on its familiarity and comfort with the Chief Executive Officer and its belief in the potential efficiencies of having the Chief Executive Officer also serve in the role of Chairman of the Board.

A fundamental part of the Company’s risk management is not only understanding the risks the Company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the Company. The full Board of Directors’ involvement in helping to set the Company’s business strategy is an important aspect of its assessment of management’s tolerance for risk and its determination of the appropriate level of risk for the Company. While the Board of Directors has the ultimate oversight responsibility for the risk management process, various committees of the Board also have responsibility for risk management. In particular, the Audit Committee focuses on financial risk by providing oversight of the quality and integrity of the Company’s financial reporting and internal controls, as well as the Company’s compliance with legal and regulatory requirements. The Company’s Compensation Committee reviews the Company’s and the Bank’s compensation policies and practices to help ensure there is a direct relationship between pay levels and corporate performance and return to shareholders.

Attendance at the Annual Meeting

The Board of Directors encourages directors to attend the annual meeting of shareholders. All five directors attended the Company’s annual meeting of shareholders in 2010.

Stock Ownership

The following table provides information as of March 30, 2011 about the persons known to the Company to be the beneficial owners of more than 5% of the Company’s outstanding common stock. A person may be considered to beneficially own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investment power.

Name and Address	Number of Shares Owned		Percent of Common Stock Outstanding(1)
Ottawa Savings Bancorp MHC	1,223,701		57.7%
925 LaSalle Street Ottawa, Illinois 61350

Tyndall Capital Partners, LP	131,348	(2)	6.2%
599 Lexington Avenue Suite 4100 New York, New York 10022

(1)	Based on 2,119,673 shares of Company common stock outstanding and entitled to vote as of March 30, 2011.
(2)	Based exclusively on a Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2008.

The following table provides information as of March 30, 2011 about the shares of Ottawa Savings Bancorp common stock that may be considered to be beneficially owned by each director or nominee for director of the Company, by those executive officers of the Company listed in the Summary Compensation Table and all directors and executive officers of the Company as a group. A person may be considered to beneficially own any shares of common stock over which he or she has directly or indirectly, sole or shared voting or investment power. Unless otherwise indicated, none of the shares listed are pledged as security and each of the listed individuals has sole voting and investment power with respect to the shares shown.

Name	Number of Shares Owned (Excluding Options)(1)		Number of Shares That May Be Acquired Within 60 Days By Exercising Options	Percent of Common Stock Outstanding(2)
Directors:
James A. Ferrero	20,180	(3)	4,360	1.2%
Keith Johnson	19,180	(4)	4,360	1.1%
Jon Kranov	33,432	(5)	14,824	2.3%
Arthur C. Mueller	12,180		4,360	*
Gary Ocepek(8)	28,239	(6)	0	1.3%
Daniel J. Reynolds	24,680	(7)	4,360	1.4%

Executive Officers Who Are Not Directors:
Philip Devermann	15,413		13,995	1.4%
Marc N. Kingry	0		0	*
All directors and executive officers as a group (8 persons)	153,304		46,259	9.4%

*	Represents less than 1% of the Company’s outstanding shares.
(1)	This column includes the following:

Name	Shares of Restricted Stock Awards Held in Trust	Shares Allocated under the Ottawa Savings Bank ESOP	Shares Held in Trust in the Ottawa Savings Bank 401(k) Plan
Philip Devermann	1,397	3,273	10,743
James A. Ferrero	436	0	0
Keith Johnson	436	0	0
Marc N. Kingry	0	0	0
Jon Kranov	4,974	3,569	5,373
Arthur C. Mueller	436	0	0
Gary Ocepek	0	3,836	0
Daniel J. Reynolds	436	0	0
(2)	Based on 2,119,673 shares of Company common stock outstanding and entitled to vote as of March 30, 2011.
(3)	Includes 500 shares held by Mr. Ferrero’s spouse over which Mr. Ferrero disclaims beneficial ownership.
(4)	Includes 17,000 shares pledged as security for a loan with an unrelated financial institution.
(5)	Includes 3,000 shares of which Mr. Kranov may be deemed the beneficial owner as trustee of his father’s trust.
(6)	Includes 16,350 shares held by Mr. Ocepek’s spouse.
(7)	Includes 8,500 shares held by Mr. Reynold’s spouse.
(8)	Mr. Ocepek resigned as Chief Executive Officer and Director of the MHC, Company and Bank effective May 31, 2010.

Proposal 1 — Election of Directors

The Company’s Board of Directors consists of five members, all of whom are independent under the current listing standards of the Nasdaq Stock Market, except for Mr. Kranov, who is the Company’s and the Bank’s President and Chief Executive Officer. In determining the independence of its directors, the Board considered transactions, relationships or arrangements between the Company, the Bank and its directors that are not required to be disclosed in this proxy statement under the heading “Transactions with Related Persons.” The Board is divided into three classes with three-year staggered terms, with approximately one-third of the directors elected each year. One director will be elected at the annual meeting to serve for a three-year term, or until his respective successor has been elected and qualified. The Board of Directors’ nominee is Jon Kranov. Mr. Kranov is currently a director of the Company and the Bank.

Unless you indicate on the proxy card that your shares should not be voted for the nominee, the Board of Directors intends that the proxies solicited by it will be voted for the election of the Board’s nominee. If the nominee is unable to serve, the persons named in the proxy card will vote your shares to approve the election of any substitute proposed by the Board of Directors. Alternatively, the Board of Directors may adopt a resolution to reduce the size of the Board. At this time, the Board of Directors knows of no reason why any nominee might be unable to serve.

The Board of Directors recommends a vote FOR the election of Jon Kranov.

Information regarding the Board of Directors’ nominees for election at the annual meeting is provided below. Unless otherwise stated, each director has held his or her current occupation for the last five years. The age indicated for each individual is as of December 31, 2010. There are no family relationships among the directors or executive officers. The indicated period of service as a director includes service as a director of the Bank.

Nominee for Election of Directors:

Jon Kranov has been employed with Ottawa Savings Bank since 1978 and has served as President of Ottawa Savings Bank, Ottawa Savings Bancorp and Ottawa Savings Bancorp MHC since May 2010. Mr. Kranov served as the Senior Vice President and Chief Financial Officer of the Bank from 1996 until May 2010 and 1996 until December 2010, respectively. He served in the positions of Senior Vice President and Chief Financial Officer of Ottawa Savings Bancorp and Ottawa Savings Bancorp MHC from 2005 until May 2010 and 2005 until December 2010, respectively. Age 56. Director since May 2010.

Mr. Kranov’s involvement in the Bank’s and Company’s local community affords the Board valuable insight regarding the business and operation of the Bank and the Company. Mr. Kranov’s experience as Chief Financial Officer and knowledge of the various financial and accounting issues facing public companies in the banking sector, as well as his long history with the Bank and the Company, position him well as our President and Chief Executive Officer. Mr. Kranov has an undergraduate degree in Accountancy from Western Illinois University and has received a Masters Degree from Lewis University.

Directors Continuing in Office:

The following directors have terms ending in 2012:

Arthur C. Mueller is the owner of Mueller Funeral Homes, Inc. Age 57. Director since 1987.

As a lifelong resident of LaSalle County, Mr. Mueller has been actively involved in various community organizations, having served on the Board of Ottawa Regional Hospital and Healthcare Center and the Chamber of Commerce and as a member of Rotary International. This experience has given Mr. Mueller extensive ties to the Bank’s and the Company’s market area, as well as valuable leadership experience that he brings to the Board of Directors.

Daniel J. Reynolds is the co-owner of H.R. Imaging, Inc., a photography business in Ottawa, Illinois. He is currently the Chairman of the Bank’s Board of Directors and attends all committee meetings of the Board of Directors in his capacity as such. Age 64. Director since 2003. As a lifelong resident of Ottawa, Illinois who is actively involved in various community organizations, Mr. Reynolds has in-depth knowledge of the Bank’s and the Company’s market area. Additionally, Mr. Reynolds involvement in real estate development has given him knowledge of the local real estate industry, and his experience as a small business owner has given him organizational understanding and management expertise that he brings to the Board of Directors.

The following directors have terms ending in 2013:

James A. Ferrero retired from LaSalle County Housing Authority as of December 31, 2005. He is the co-owner of a retail liquor store in Ottawa, Illinois. Age 61. Director since 2000.

As a lifelong resident of Ottawa, Illinois who is actively involved in various community organizations, like the Chamber of Commerce, Mr. Ferrero has developed extensive ties to the market area in which the Bank and Company operate. Additionally, Mr. Ferrero’s education in finance and experience as a small business owner have provided him with financial experience and expertise that is valuable to the Board of Directors.

Keith F. Johnson is the co-owner of Johnson Pattern and Machine Co. in Ottawa, Illinois. Age 57. Director since 2001.

As a lifelong resident of Ottawa, Illinois who is actively involved in various community organizations, Mr. Johnson has in-depth knowledge of the market area in which the Bank and Company operate. Mr. Johnson’s service as an elected Commissioner of our local government have provided him with leadership and managerial skills, which are valuable to the Board of Directors.

Executive Officers who are not also Directors:

Below is information regarding our officers who are not also directors. Each officer has held his current position for at least the last five years, unless otherwise stated. Ages presented are as of December 31, 2010.

Philip Devermann has served as the Vice President of Ottawa Savings Bank since 1996. Mr. Devermann has served as the Vice President of Ottawa Savings Bancorp and Ottawa Savings Bancorp MHC since 2005. He has been employed with Ottawa Savings Bank since 1979. Mr. Devermann has an undergraduate degree in finance from Eastern Illinois University. Age 60.

Marc N. Kingry has served as the Chief Financial Officer of Ottawa Savings Bank, Ottawa Savings Bancorp and Ottawa Savings Bancorp MHC since December 2010. Prior to 2010, Mr. Kingry was Senior Vice President and Controller at a bank in Ottawa, Illinois since 2002. Mr. Kingry has an undergraduate degree in accountancy and has received a Masters Degree from Illinois State University, he is a licensed Certified Public Accountant. Age 48.

Proposal 2 — Ratification of Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors has appointed McGladrey & Pullen, LLP to be the Company’s independent registered public accounting firm for the 2011 fiscal year, subject to ratification by shareholders. A representative of McGladrey & Pullen, LLP is expected to be present at the annual meeting to respond to appropriate questions from shareholders and will have the opportunity to make a statement should he or she desire to do so.

If the ratification of the appointment of the auditors is not approved by a majority of the shares represented at the meeting and entitled to vote, the Audit Committee will consider other independent registered public accounting firms.

The Board of Directors recommends a vote FOR the ratification of the appointment of McGladrey & Pullen, LLP as the Company’s independent registered public accounting firm.

Audit and Non-Audit Fees

The following table sets forth the fees billed to the Company for the fiscal years ending December 31, 2010 and December 31, 2009 for services provided by McGladrey & Pullen, LLP and its affiliate RSM McGladrey Inc.

	2010	2009
Audit Fees(1)	$97,825	$94,400
Audit-Related Fees(2)	—	—
Tax Fees(3)	14,810	13,565
All Other Fees	—	—

(1)	For 2009 and 2010, includes fees for performance of the audit, review of financial statements for public filings and attendance at the annual meeting.
(2)	For 2009 and 2010, includes fees for compliance with Section 404 of the Sarbanes-Oxley Act of 2002.
(3)	For 2009 and 2010, represents fees for preparation of federal and state consolidated tax returns, claims for refunds and tax payment-planning services for tax compliance, tax planning and tax advice.

Pre-Approval of Services by the Independent Registered Public Accounting Firm

The Audit Committee is responsible for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. In accordance with its charter, the Audit Committee approves, in advance, all audit and permissible non-audit services to be performed by the independent registered public accounting firm. Such approval process ensures that the independent registered public accounting firm does not provide any non-audit services to the Company that are prohibited by law or regulation.

In addition, the Audit Committee has established a policy regarding pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm. Requests for services by the independent registered public accounting firm for compliance with the auditor services policy must be specific as to the particular services to be provided. The request may be made with respect to either specific services or a type of service for predictable or recurring services.

Any proposed specific engagement may be presented to the Audit Committee for consideration at its next regular meeting or, if earlier consideration is required, to the Audit Committee or one or more of its members. The member or members to whom such authority is delegated shall report any specific approval of services at the next regular meeting of the Audit Committee. The Audit Committee will regularly review summary reports detailing all services being provided to the Company by its independent registered public accounting firm.

During the year ended December 31, 2010, all services were approved, in advance, by the Audit Committee in compliance with these procedures.

Audit Committee Report

The Company’s management is responsible for the Company’s internal control over financial reporting. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements and issuing an opinion on the conformity of those financial statements with generally accepted accounting principles. The Audit Committee oversees the Company’s internal control over financial reporting on behalf of the Board of Directors.

In this context, the Audit Committee has met and held discussions with management and the independent registered public accounting firm. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm all communications required by generally accepted accounting standards.

In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board and has discussed with the independent registered public accounting firm the accounting firm’s independence from the Company and its management. In concluding that the accounting firm is independent, the Audit Committee considered, among other factors, whether the non-audit services provided by the independent registered public accounting firm were compatible with their independence.

The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for their audit. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examination, their evaluation of the Company’s internal control over financial reporting, and the overall quality of the Company’s financial reporting process.

In performing all of these functions, the Audit Committee acts only in an oversight capacity. In its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent registered public accounting firm who, in its report, expresses an opinion on the conformity of the Company’s financial statements to generally accepted accounting principles. The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions with management and the independent registered public accounting firm do not assure that the Company’s financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company’s consolidated financial statements has been carried out in accordance with the standards of the Public Company Accounting Oversight Board or that the Company’s independent registered public accounting firm is in fact “independent.”

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 for filing with the Securities and Exchange Commission. The Audit Committee has appointed, subject to shareholder ratification, the selection of the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2010.

Audit Committee of the Ottawa Savings Bancorp Board of Directors

James A. Ferrero (Chairman)

Keith Johnson

Arthur C. Mueller

Daniel J. Reynolds

Executive Compensation

Summary Compensation Table

The following information is furnished for all individuals serving as the principal executive officer of the Company for the two most recently completed fiscal years and the next two most highly compensated executive officers of the Company whose total compensation for each of the 2009 and 2010 fiscal years exceeded $100,000.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	All Other Compen- sation ($)		Total ($)
Gary Ocepek(3)	2010	72,917	—	—	—	257,499	(4)	330,416
President and Chief Executive Officer	2009	171,550	—	—	—	38,259		209,809

Jon Kranov(3)	2010	140,883	—	20,934	22,589	25,588	(5)	209,994
President and Chief Executive Officer	2009	121,750	—	—	—	13,851		135,601

Marc Kingry(3)	2010	7,352	—	—	—	—		7,352
Chief Financial Officer	2009	N/A	N/A	N/A	N/A	N/A		N/A

Philip Devermann	2010	117,300	—	—	—	13,605		130,905
Vice President	2009	115,000	—	—	—	13,139		128,139

(1)	These amounts represent the aggregate grant date fair value for outstanding restricted stock awards granted during the year indicated, computed in accordance with FASB ASC Topic 718. The amounts represented for 2010 were calculated based upon the Company’s stock price of $6.00 on the date of grant. When shares become vested and are distributed from the trust in which they are held, the recipient will also receive an amount equal to accumulated cash and stock dividends (if any) paid with respect thereto, plus earnings thereon.
(2)	These amounts represent the fair value of the stock options granted using the Black-Scholes option pricing model for outstanding stock option awards granted during the year indicated. For information on the assumptions used to compute the fair value, see note 11 to the notes to the consolidated financial statements. The actual value, if any, realized by an executive officer from any option will depend on the extent to which the market value of the common stock exceeds the exercise price of the option on the date the option is exercised. Accordingly, there is no assurance that the value realized by an executive officer will be at or near the value estimated above.
(3)	On May 19, 2010, the Boards of Directors of the MHC, Company and Bank appointed Mr. Kranov, Senior Vice President and Chief Financial Officer of the MHC, Company and Bank, as President and Chief Executive Officer of the MHC, Company and Bank, effective May 31, 2010. Mr. Kranov continued to serve as the Chief Financial Officer until the appointment of Mr. Kingry as Chief Financial Officer of the MHC, Company and Bank, effective December 2, 2010. On May 19, 2010, the Boards of Directors of the MHC, Company and Bank also appointed Mr. Kranov, effective May 31, 2010, as a director of the MHC, Company and Bank, to fill the vacancy resulting from Mr. Ocepek’s resignation.
(4)	Includes $7,350 received in board fees for service on the Company’s Board of Directors and $243,316 received in connection with the release agreement by and between Mr. Ocepek and the MHC, Company and Bank, dated May 18, 2010, pursuant to which Mr. Ocepek resigned as Chief Executive Officer and director of the MHC, Company and Bank, effective May 31, 2010. Under the terms of Mr. Ocepek’s release agreement, Mr. Ocepek received receive a lump sum amount equal to $316,767, less applicable taxes and deductions, of which one-half of this amount was paid in 2010, and the other one-half of this amount was paid on the first payroll date after January 1, 2011.
(5)	Includes $ 9,450 received in board fees for service on the Company’s Board of Directors.

Employment Agreements. Ottawa Savings Bancorp and Ottawa Savings Bank have entered into employment agreements with Jon Kranov and Philip Devermann. The employment agreements provide for initial three-year terms. On each anniversary of the effective date of the agreements, Ottawa Savings Bancorp and Ottawa Savings Bank may extend the term of the employment agreements for an additional year. However, in order to create more flexibility in executive compensation matters, on December 9, 2009, Ottawa Savings Bancorp and Ottawa Savings Bank provided notice to each of the executives that they would not renew the terms of the agreements. Consequently, the employment agreements currently each expire August 1, 2011.

Pursuant to the employment agreements, the Boards of Directors will review the base salary of each executive each year in order to consider any appropriate changes. Messrs. Kranov and Devermann currently earn base salaries of $165,000 and $ 119,650 respectively. In addition to a base salary, the employment agreements provide for, among other things, participation in stock-based benefit plans and fringe benefits applicable to the executives.

The employment agreements provide that Ottawa Savings Bank and Ottawa Savings Bancorp may terminate the executive’s employment for cause, as described in the employment agreements, at any time. If Ottawa Savings Bank or Ottawa Savings Bancorp terminates the executive’s employment for reasons other than for cause, or if the executive resigns from Ottawa Savings Bank or Ottawa Savings Bancorp as a consequence of specified circumstances constituting constructive termination, the executive becomes entitled to an amount equal to the base salary payments due for the remaining term of the employment agreement plus the contributions that would have been made on his behalf to any employee benefit plans of Ottawa Savings Bank and Ottawa Savings Bancorp during the remaining term of the employment agreement. Ottawa Savings Bank would also continue and/or pay for the executive’s life, health and dental coverage for the remaining term of the agreement. The executive must agree not to compete with Ottawa Savings Bank or Ottawa Savings Bancorp for one year following his termination of employment other than in connection with a change in control.

Under the employment agreements, if in connection with or following a change in control (as defined in the agreements), Ottawa Savings Bank or Ottawa Savings Bancorp terminates the executive’s employment other than for cause or the executive resigns as a consequence of specified circumstances constituting constructive termination, the executive becomes entitled to a severance payment equal to the greater of: (1) the payments due for the remaining term of the agreement; or (2) three times the average of the five preceding taxable years’ annual compensation. Ottawa Savings Bank would also continue the executive’s life, health, and dental coverage for 18 months following termination of employment. Section 280G of the Internal Revenue Code provides that payments that exceed three times the individual’s base amount are deemed to be “excess parachute payments” if they are contingent upon a change in control. Individuals receiving excess parachute payments are subject to a 20% excise tax on the amount of the payment in excess of the base amount, and the employer would not be entitled to deduct any payment over the base amount. The agreements limit payments made to the executive in connection with a change in control to amounts that will not exceed the limits imposed by Section 280G.

Ottawa Savings Bank or Ottawa Savings Bancorp will pay or reimburse the executive for all reasonable costs and legal fees paid or incurred by the executive in any dispute or question of interpretation relating to the employment agreement if the executive is successful on the merits in a legal judgment, arbitration or settlement. The employment agreements also provide that Ottawa Savings Bank and Ottawa Savings Bancorp will indemnify Messrs. Kranov and Devermann to the fullest extent legally allowable.

In addition, on May 18, 2010, Gary Ocepek notified Ottawa Savings Bancorp MHC, Ottawa Savings Bancorp and Ottawa Savings Bank of his intent to resign as President and Chief Executive Officer and director of the MHC, Company and Bank, effective May 31, 2010. The MHC, Company and Bank entered into a release agreement with Gary Ocepek in connection with resignation, pursuant to which Mr. Ocepek’s amended and restated employment agreement with the Company and the Bank, dated as of December 12, 2008. was terminated, except for certain non-compete provisions which survived the termination. Mr. Ocepek received a lump sum amount equal to $316,767, less applicable taxes and deductions, of which one-half of this amount was paid on the first payroll date following expiration of the revocation period of the supplemental release agreement, and the other one-half of which was paid on the first payroll date after January 1, 2011. The lump sum amount was in addition to those benefits to which Mr. Ocepek was already or would otherwise be entitled under employee benefit plans or other compensatory arrangements.

Salary Continuation Agreements. Ottawa Savings Bank has entered into a Salary Continuation Agreement with each of Jon Kranov and Philip B. Devermann.

Under the Salary Continuation Agreements, if Mr. Kranov’s or Mr. Devermann’s employment with the Bank terminates (1) on or after his 65th birthday; (2) subsequent to a change in control (as defined in each agreement); (3) on account of a disability; or (4) because of death, they will be entitled to receive $25,258 or $27,480, respectively, per year for 20 years commencing at the later of age 65 or the date of his termination of employment. The executive may elect, subject to the requirements of Section 409A of the Internal Revenue Code, to receive a lump sum payment that is actuarially equivalent to the normal retirement benefit. If the executive terminates employment before his 65th birthday for reasons other than for cause, death or disability, and not subsequent to a change in control, he will receive a reduced benefit, which varies depending on the date of termination. The executive will forfeit his entitlement to all benefits under the Agreement if his employment with the Bank is terminated for cause as specified in his Agreement.

Benefit Plans

401(k) Plan. Ottawa Savings Bank maintains the Ottawa Savings Bank Employees’ Savings and Profit Sharing Plan and Trust (the “401(k) Plan”), a tax-qualified defined contribution retirement plan, for employees of Ottawa Savings Bank who are 21 years of age and have completed six months of service. Eligible employees may contribute a portion of their compensation to the 401(k) Plan on a pre-tax basis, subject to certain compensation limitations imposed by the Internal Revenue Code of 1986, as amended. Participants are always 100% vested in their salary deferrals. Participants vest in employer matching contributions at the rate of 20% per year following two years of service.

Retirement Plan. Ottawa Savings Bank had a qualified defined-benefit retirement plan covering substantially all of its employees with the Financial Institutions Retirement Fund. The Financial Institutions Retirement Fund is a tax-qualified pension trust covering multiple participating employers, employee-members and retirees and beneficiaries. On February 23, 2007, the Board of Directors of Ottawa Savings Bank approved the freezing of the multi-employer benefit pension plan, effective April 1, 2007. Effective with the freeze, each active participant’s pension benefit was determined based on a participant’s compensation and period of employment as of March 31, 2007.

The Ottawa Savings Bank Defined Benefit Plan was established on April 1, 2007 as a single employer plan to facilitate the distribution of plan assets received from the Financial Institutions Retirement Fund. Expenses of $80,000 were recorded for the year ended December 31, 2009, in anticipation of additional funding and termination requirements. The Ottawa Savings Bank Defined Benefit Plan was terminated on September 30, 2008. The distribution of vested benefits and payment of fees associated with the termination was completed during the fourth quarter of 2009 resulting in an excess accrual of approximately $398,000, which was included in the statements of income as a reduction of compensation expense for the period ending December 31, 2009.

Post-Retirement Health Plan. Ottawa Savings Bank has a contributory post-retirement benefit plan for its officers who were hired prior to January 1, 2002. The accounting for the health care plan follows generally accepted accounting principals and anticipates future cost-sharing changes that are consistent with our expressed intent to increase retiree contributions. The future costs are estimated based on an independent actuarial analysis.

Employee Stock Ownership Plan. Ottawa Savings Bank maintains an employee stock ownership plan (“ESOP”) for eligible employees of Ottawa Savings Bank. Employees of Ottawa Savings Bank who are 21 years old and have been credited with at least six months of service with Ottawa Savings Bank are eligible to participate in the ESOP as of the first entry date following their completion of the plan’s eligibility requirements.

In connection with its conversion and minority stock offering, the ESOP trustee purchased 76,314 shares of common stock in the offering, funding its purchase through a loan from Ottawa Savings Bancorp. Shares purchased by the ESOP with the proceeds of the ESOP loan are held in a suspense account and released on a pro rata basis as the loan is repaid. In any plan year, Ottawa Savings Bank may also make additional discretionary contributions to the ESOP for the benefit of plan participants in either cash or shares of common stock. Discretionary contributions to the ESOP and shares released from the suspense account are allocated among participants on the basis of each participant’s proportional share of compensation. After two years of service, participants vest in the benefits allocated under the ESOP at a rate of 20% per year for each year of continuous service with Ottawa Savings Bank. A participant becomes fully vested automatically upon retirement, death or disability, a change in control or termination of the ESOP. Benefits are generally distributable upon a participant’s separation from service. Any unvested shares that are forfeited upon a participant’s termination of employment will be reallocated among the remaining plan participants.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information concerning unexercised options and stock awards that have not vested for each named executive officer outstanding as of December 31, 2010.

	Option Awards				Stock Awards
Name	Number Of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(2)	Market Value of Shares or Units of Stock That Have Not Vested(3)
Gary Ocepek	—	—	$12.35	11/21/2016	—	—
Jon Kranov(4)	0	8,722	$6.00	11/17/2020	3,489	$18,317
	14,824	3,709	$12.35	11/21/2016	1,485	$7,796
Marc Kingry	—	—	—	—	—	—
Philip Devermann	13,952	3,491	$12.35	11/21/2016	1,397	$7,334

(1)	Stock options granted pursuant to the Ottawa Savings Bancorp, Inc. 2006 Equity Incentive Plan vest in five approximately equal annual installments commencing on November 21, 2007.
(2)	Stock awards granted pursuant to the Ottawa Savings Bancorp, Inc. 2006 Equity Incentive Plan vest in five approximately equal installments commencing on November 21, 2007.
(3)	Market value is calculated on the basis of $5.25 per share, which is the closing sales price for our common stock on December 31, 2010.
(4)	Stock awards granted pursuant to the 2006 Equity Incentive Plan vest in five approximately equal installments commencing on November 17, 2011.

Option Exercises and Stock Vested

The following table provides information concerning the vesting of stock awards for each named executive officer, on an aggregate basis, during 2010. No named executive officer exercised any stock options during 2010.

	Stock Awards
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting
Gary Ocepek	0	$0
Jon Kranov	1,482	10,077
Marc Kingry	0	0
Philip Devermann	1,395	9,486

Directors’ Compensation

The following table sets forth the compensation received by non-employee directors for their service on our Board of Directors during 2010.

Name	Fees Earned or Paid in Cash ($)	Nonqualified Deferred Compensation Earnings	Stock Awards ($)(1)	Option Awards(2)	All Other Compensation ($)	Total ($)
James A. Ferrero	16,800	—	2,616	—	349	19,765
Keith F. Johnson	16,800	—	2,616	—	349	19,765
Arthur C. Mueller	16,800	—	2,616	—	349	19,765
Daniel J. Reynolds	16,800	—	2,616	—	349	19,765

(1)	At December 31, 2010, the aggregate number of unvested shares of restricted stock held in trust for each of the non-employee directors was as follows, Mr. Ferrero, 436 shares; Mr. Johnson,436 shares; Mr. Mueller, 436 shares; and Mr. Reynolds, 436 shares.
(2)	At December 31, 2010, the aggregate number of vested and unvested stock options for each of the non-employee directors was as follows, Mr. Ferrero, 4,361 vested, 1,090 unvested; Mr. Johnson, 4,361 vested, 1,090 unvested; Mr. Mueller, 4,361 vested, 1,090 unvested; and Mr. Reynolds, 4,361 vested, 1,090 unvested.

The following tables set forth the applicable retainers and fees that are paid to non-employee directors for their service on the boards of directors. Directors do not receive fees for service on Board committees. Directors do not receive any compensation for their service on the board of directors of the MHC.

Board of Directors of Bank:
Monthly Retainer for all Board Members	$1,050

Board of Directors of Company:
Quarterly Retainer for all Board Members	$1,050

Voluntary Deferred Compensation Plan. Ottawa Savings Bank maintains a voluntary deferred compensation plan for its directors. A participant may elect to defer all or part of his or her compensation earned in the calendar year following the participant’s election. Ottawa Savings Bank credits amounts deferred by a participant to an account for the participant. The deferred amounts are deemed to be invested in investments or investment funds designated as available from time to time. To the extent alternative deemed investment vehicles are available, participants may direct the investment of all or a portion of the amounts deferred among the investments or investment funds. Participants are fully vested in all deferred amounts at all time.

At the time of the initial deferral election, the participant must designate the manner for the payment of the deferred amounts. Payments under the plan commence upon the first to occur of the following: (i) the termination of the participant’s service as a director; (ii) a change in control of Ottawa Savings Bank; (iii) an unforseeable emergency suffered by the participant; or (iv) the participant’s death. Participants may elect to further defer a payment or change the form of a payment, so long as certain additional requirements are met.

The form of payment of deferred amounts is designated by the participant at the time of the initial deferral election and may be in the form of: (i) a lump sum; (ii) a number of quarterly or annual installments; (iii) one or more forms of an annuity; or (iv) a designated dollar amount or percentage of the participant’s account.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and persons who own more than 10% of any registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Executive officers, directors and greater than 10% shareholders are required by regulation to furnish the Company with copies of all Section 16(a) reports they file.

Based solely on its review of the copies of the reports it has received and written representations provided to the Company from the individuals required to file the reports, the Company believes that each of its executive officers and directors has complied with applicable reporting requirements for transactions in Ottawa Savings Bancorp common stock during the year ended December 31, 2010.

Policies and Procedures for Approval of

Related Persons Transactions

We maintain a Policy and Procedures Governing Related Person Transactions, which is a written policy and set of procedures for the review and approval or ratification of transactions involving related persons. Under the policy, related persons consist of directors, director nominees, executive officers, persons or entities known to us to be the beneficial owner of more than five percent of any outstanding class of the voting securities of the Company, or immediate family members or certain affiliated entities of any of the foregoing persons.

Transactions covered by the policy consist of any financial transaction, arrangement or relationship or series of similar transactions, arrangements or relationships, in which:

•	the aggregate amount involved will or may be expected to exceed $25,000 in any calendar year;

•	the Company is, will, or may be expected to be a participant; and

•	any related person has or will have a direct or indirect material interest.

The policy excludes certain transactions, including:

•	any compensation paid to an executive officer of the Company if the Compensation Committee of the Board approved (or recommended that the Board approve) such compensation;

•	any compensation paid to a director of the Company if the Board or an authorized committee of the Board approved such compensation; and

•

any transaction with a related person involving consumer and investor financial products and services provided in the ordinary course of the Company’s business and on substantially the same terms as those prevailing at the time for comparable services provided to unrelated third parties or to the Company’s employees on a broad basis (and, in the case of loans, in compliance with the Sarbanes-Oxley Act of 2002).

Related person transactions will be approved or ratified by the Audit Committee. In determining whether to approve or ratify a related person transaction, the Audit Committee will consider all relevant factors, including:

•	whether the terms of the proposed transaction are at least as favorable to the Company as those that might be achieved with an unaffiliated third party;

•	the size of the transaction and the amount of consideration payable to the related person;

•	the nature of the interest of the related person;

•	whether the transaction may involve a conflict of interest; and

•	whether the transaction involves the provision of goods and services to the Company that are available from unaffiliated third parties.

A member of the Audit Committee who has an interest in the transaction will abstain from voting on approval of the transaction, but may, if so requested by the chair of the Audit Committee, participate in some or all of the discussion.

Transactions with Related Persons

The Sarbanes-Oxley Act generally prohibits loans by the Bank to its executive officers and directors. However, the Sarbanes-Oxley Act contains a specific exemption from such prohibition for loans by the Bank to its executive officers and directors in compliance with federal banking regulations. Federal regulations require that all loans or extensions of credit to executive officers and directors of insured institutions must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and must not involve more than the normal risk of repayment or present other unfavorable features. Ottawa Savings Bank is therefore prohibited from making any new loans or extensions of credit to executive officers and directors at different rates or terms than those offered to the general public. Notwithstanding this rule, federal regulations permit the Bank to make loans to executive officers and directors at reduced interest rates if the loan is made under a benefit program generally available to all other employees and does not give preference to any executive officer or director over any other employee.

In accordance with banking regulations, the Board of Directors reviews all loans made to a director or executive officer in an amount that, when aggregated with the amount of all other loans to such person and his or her related interests, exceed the greater of $25,000 or 5% of Ottawa Savings Bancorp’s capital and surplus (up to a maximum of $500,000) and such loan must be approved in advance by a majority of the disinterested members of the Board of Directors. Additionally, pursuant to the Company’s Code of Ethics and Business Conduct, all executive officers and directors of the Company must disclose any existing or emerging conflicts of interest to the President and Chief Executive Officer of the Company. Such potential conflicts of interest include, but are not limited to, the following: (i) the Company conducting business with or competing against an organization in which a family member of an executive officer or director has an ownership or employment interest; and (ii) the ownership of more than 1% of the outstanding securities (or that represents more than 5% of the total assets of the employee and/or family member) of any business entity that does business with or is in competition with the Company.

Shareholder Proposals and Nominations

The Company must receive proposals that shareholders seek to have included in the proxy statement for the Company’s next annual meeting no later than December 18, 2011. If next year’s annual meeting is held on a date more than 30 calendar days from May 18, 2011, a shareholder proposal must be received by a reasonable time before the Company begins to print and mail its proxy solicitation materials. Any shareholder proposals will be subject to the requirements of the proxy rules adopted by the Securities and Exchange Commission.

The Company’s Bylaws provide that in order for a shareholder to make nominations for the election of directors or proposals for business to be brought before a meeting of shareholders, a shareholder must deliver written notice of such nominations and/or proposals to the Corporate Secretary not less than 30 days before the date of the meeting; provided that if less than 40 days notice or prior public disclosure of the meeting is given or made to shareholders, such notice must be delivered not later than the close of the tenth day following the day on which notice of the meeting was mailed to shareholders or such public disclosure was made.

Shareholder Communications

The Company encourages shareholder communications to the Board of Directors and/or individual directors. Shareholders who wish to communicate with the Board of Directors or an individual director should send their communications to the care of JuleAnn Leamy, Corporate Secretary, Ottawa Savings Bancorp, Inc., 925 LaSalle Street, Ottawa, Illinois 61350. Communications regarding financial or accounting policies should be sent to the attention of the Chairperson of the Audit Committee. All other communications should be sent to the attention of the Chairperson of the Nominating and Corporate Governance Committee.

Miscellaneous

The Company will pay the cost of this proxy solicitation. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Company. In addition to soliciting proxies by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telephone. None of these persons will receive additional compensation for these activities.

If you and others who share your address own your shares in “street name,” your broker or other holder of record may be sending only one annual report and proxy statement to your address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if a shareholder residing at such an address wishes to receive a separate annual report or proxy statement in the future, he or she should contact the broker or other holder of record. If you own your shares in “street name” and are receiving multiple copies of our annual report and proxy statement, you can request householding by contacting your broker or other holder of record.

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY OTTAWA SAVINGS BANCORP, INC.
					For	Vote Withhold

ANNUAL MEETING OF STOCKHOLDERS

May 18, 2011, 2:00 p.m., Local Time

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD

OF DIRECTORS

The undersigned hereby appoints Jon L. Kranov and Daniel Reynolds, and each of them, with full power of substitution, to act as proxy for the undersigned, and to vote all shares of common stock of Ottawa Savings Bancorp, Inc. (the “Company”) which the undersigned is entitled to vote only at the annual meeting of stockholders, to be held on May 18, 2011 at 2:00 p.m., local time at the offices of the Company, 925 LaSalle Street, Ottawa, Illinois and at any and all adjournments or postponements, with all of the powers the undersigned would possess if personally present at such meeting as follows:

			1.	The election as director of the nominee listed below: Jon Kranov	☐	☐
					For	Against	Abstain
			2.	The ratification of the appointment of McGladrey & Pullen, LLP as independent registered public accountants of Ottawa Savings Bancorp, Inc. for the fiscal year ending December 31, 2011.	☐	☐	☐
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED PROPOSALS.

This proxy is revocable and, if properly signed and dated, will be voted as directed, but if no instructions are specified, this proxy will be voted “FOR” each of the proposals listed. If any other business is presented at the annual meeting, including whether or not to adjourn the meeting, this proxy will be voted by the proxies in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the annual meeting. This proxy also confers discretionary authority on the Board of Directors to vote with respect to the election of any person as director where the nominees are unable to serve or for good cause will not serve and matters incident to the conduct of the meeting.

Please be sure to date and sign this proxy card in the box below.		Date

	Sign above	Co-holder (if any) sign above

¿ Detach above card, sign, date and mail in postage paid envelope provided. ¿

OTTAWA SAVINGS BANCORP, INC.

The above signed acknowledges receipt from the Company, prior to the execution of this proxy, of a Notice of Annual Meeting of Stockholders, a Proxy Statement for the Annual Meeting and the Annual Report to Stockholders.

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required.

PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

Important Notice Regarding the Availability
of Proxy Materials for the Annual Meeting:
The Proxy Statement and Annual Report to
Stockholders are available at
http://www.RRDEZProxy.com/2011/OttawaSavingsBancorp

5836

Dear ESOP Participant:

On behalf of the Board of Directors of Ottawa Savings Bancorp, Inc. (the “Company”), I am forwarding you the attached blue voting instruction card for the purpose of conveying your voting instructions to First Bankers Trust Services, Inc. (the “ESOP Trustee”) on the proposals to be presented at the Annual Meeting of Stockholders of Ottawa Savings Bancorp, Inc. to be held on May 18, 2011.

Also enclosed is a Notice and Proxy Statement for the Annual Meeting of Stockholders of Ottawa Savings Bancorp, Inc. and a copy of the Company’s Annual Report to Stockholders.

As a participant in the Ottawa Savings Bank Employee Stock Ownership Plan (the “ESOP”), you are entitled to vote all shares of Company common stock allocated to your account as of March 30, 2011, the record date for the Annual Meeting. All allocated shares of Company common stock will be voted as directed by participants, so long as participant instructions are received by the ESOP Trustee on or before May 11, 2011. If you do not direct the ESOP Trustee how to vote the shares of Company common stock allocated to your ESOP account, the ESOP Trustee will vote your shares in a manner calculated to most accurately reflect the instructions it receives from other participants, subject to its fiduciary duties.

Please complete, sign and return the blue voting instruction card in the enclosed, postage-paid envelope. Your vote will not be revealed, directly or indirectly, to any employee or director of the Ottawa Savings Bank or Ottawa Savings Bancorp, Inc.

If you participate in several stock-based benefit plans you will receive multiple voting instruction cards. Please submit all the voting instruction cards you receive.

Sincerely,

Jon Kranov

President and Chief Executive Officer

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	VOTING INSTRUCTION CARD OTTAWA SAVINGS BANCORP, INC.
						For	Vote Withhold
I understand that First Bankers Trust Services, Inc. (the “ESOP Trustee”), is the holder of record and custodian of all shares of Ottawa Savings Bancorp, Inc. (the “Company”) common stock under the Ottawa Savings Bank Employee Stock Ownership Plan. I understand that my voting instructions are solicited on behalf of the Company’s Board of Directors for the Annual Meeting of Stockholders to be held on May 18, 2011.			E S O P	1.	The election as director of the nominee listed below: Jon Kranov	☐	☐
						For	Against	Abstain
				2.	The ratification of the appointment of McGladrey & Pullen, LLP as independent registered public accountants of Ottawa Savings Bancorp, Inc. for the fiscal year ending December 31, 2011.	☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED PROPOSALS.

The ESOP Trustee is hereby authorized to vote all shares of Company common stock allocated to my ESOP account as indicated above.
Please be sure to date and sign this voting instruction card in the box below.		Date

Sign above

¿ Detach above card, sign, date and mail in postage paid envelope provided. ¿

OTTAWA SAVINGS BANCORP, INC.

Please date, sign and return this voting instruction card in the enclosed postage-paid envelope no later than May 11, 2011.

PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS

VOTING INSTRUCTION CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

5836/7420

Dear 401(k) Plan Participant:

On behalf of the Board of Directors of Ottawa Savings Bancorp, Inc. (the “Company”), I am forwarding you the attached green voting instruction card for the purpose of conveying your voting instructions to First Bankers Trust Services, Inc. (the “Employer Stock Fund Trustee”) on the proposals to be presented at the Annual Meeting of Stockholders of Ottawa Savings Bancorp, Inc. to be held on May 18, 2011.

Also enclosed is a Notice and Proxy Statement for the Annual Meeting of Stockholders of Ottawa Savings Bancorp, Inc. and a copy of the Company’s Annual Report to Stockholders.

As a holder of Ottawa Savings Bancorp, Inc. common stock under the Ottawa Savings Bank Employees’ Savings & Profit Sharing Plan and Trust (“401(k) Plan”), you are entitled to direct the Employer Stock Fund Trustee how to vote the shares of Company common stock credited to your account as of March 30, 2011, the record date for the Annual Meeting. If the Employer Stock Fund Trustee does not receive your instructions by May 11, 2011, the Employer Stock Fund Trustee will vote your shares in a manner calculated to most accurately reflect the instructions received from other 401(k) Plan participants.

Please complete, sign and return the green voting instruction card in the enclosed, postage-paid envelope. Your vote will not be revealed, directly or indirectly, to any employee or director of the Ottawa Savings Bank or Ottawa Savings Bancorp, Inc.

If you participate in several stock-based benefit plans you will receive multiple voting instruction cards. Please submit all the voting instruction cards you receive.

Sincerely,

John Kranov

President and Chief Executive Officer

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	VOTING INSTRUCTION CARD OTTAWA SAVINGS BANCORP, INC.
						For	Vote Withhold
I understand that First Bankers Trust Services, Inc. (the “Employer Stock Fund Trustee”) is the holder of record and custodian of all shares of Ottawa Savings Bancorp, Inc. (the “Company”) common stock credited to me under the Ottawa Savings Bank Employees’ Savings & Profit Sharing Plan and Trust (“401(k) Plan”). I understand that my voting instructions are solicited on behalf of the Company’s Board of Directors for the Annual Meeting of Stockholders to be held on May 18, 2011.			4 0 1 K	1.	The election as director of the nominee listed below: Jon Kranov	☐	☐
						For	Against	Abstain
				2.	The ratification of the appointment of McGladrey & Pullen, LLP as independent registered public accountants of Ottawa Savings Bancorp, Inc. for the fiscal year ending December 31, 2011.	☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED PROPOSALS.

The Employer Stock Fund Trustee is hereby authorized to vote all shares of Company common stock credited to my 401(k) Plan account as indicated above.
Please be sure to date and sign this voting instruction card in the box below.		Date

Sign above

¿ Detach above card, sign, date and mail in postage paid envelope provided. ¿

OTTAWA SAVINGS BANCORP, INC.

Please date, sign and return this voting instruction card in the enclosed postage-paid envelope no later than May 11, 2011.

PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS

VOTING INSTRUCTION CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

5836/7421

VOTE AUTHORIZATION FORM

OTTAWA SAVINGS BANCORP, INC.

2006 EQUITY INCENTIVE PLAN

OTTAWA SAVINGS BANCORP, INC.

ANNUAL MEETING OF SHAREHOLDERS

MAY 18, 2011

The undersigned, being a participant in the Ottawa Savings Bancorp, Inc. 2006 Equity Incentive Plan, does hereby instructs First Bankers Trust Services, Inc. (the “Trustee”) to vote all unvested restricted stock awards granted to the undersigned as of March 30, 2011, at the Annual Meeting of Shareholders to be held at the Main Offices of Ottawa Savings Bancorp, Inc., located at 925 LaSalle Street, in Ottawa, Illinois, on Wednesday, May 18, 2011, and at any and all adjournments and postponements thereof.

The Trustee is hereby directed to vote my unvested stock awards as follows:

1.	The election as director of the nominee listed below:

Jon Kranov

FOR	VOTE WITHHELD

☐	☐

2.	The ratification of the appointment of McGladrey & Pullen, LLP as independent registered public accountants of Ottawa Savings Bancorp, Inc. for the year ending December 31, 2011.

FOR ☐	AGAINST ☐	ABSTAIN ☐

The Board of Directors recommends a vote “FOR” each of the listed proposals The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Ottawa Savings Bancorp, Inc.

Dated:

Printed Name of Participant	Signature of Participant